Exhibit 99.1

Howard Bancorp, Inc. Names Robert Carpenter Interim Chief Financial Officer
BALTIMORE, MD, February 7, 2020 – Howard Bancorp, Inc. (Nasdaq: HBMD) (the “Company”) and its wholly-owned subsidiary, Howard Bank, a community-focused commercial bank serving businesses, professionals and individuals in the Greater Baltimore area, announced today that it has named Robert Carpenter as its interim chief financial officer.
Mr. Carpenter will report directly to Mary Ann Scully, Chairman and CEO of the Company and Howard Bank. Mr. Carpenter replaces George Coffman, who will continue to be employed by the Company and Howard Bank until March 31, 2019. Mr. Coffman has served as an officer, including as Chief Financial Officer, of Howard Bank since its opening in 2004 and of the Company since 2005. Howard Bank has engaged a well-known executive search firm in the Mid-Atlantic to undertake the recruitment of a permanent replacement.
Bob Carpenter comes to the Company with more than 30 years of financial services experience. After a time in public accounting and another regional bank, he spent ten years with Allfirst Financial Inc., a public bank holding company, and Allfirst Bank a $17 billion asset bank before it was acquired by M&T Bank in 2003, serving in various officer roles including Executive Vice President and Controller.  After Allfirst, he went on to serve as Controller at the Wall Street Institute International, a private equity-owned company headquartered in Baltimore, and then as Interim Controller at Bay Bancorp, Inc., a public bank holding company, and Bay Bank. He subsequently was Chief Financial Officer and then later acting Co-Chief Executive Officer at DCB Bancshares, Inc. and Damascus Community Bank. Most recently, he was Executive Vice President and Chief Financial Officer for Maryland Financial Bank.

“George was a huge asset to the Company.  He was instrumental in laying the strong foundation for Howard Bank to become Baltimore’s largest locally headquartered bank.” CEO Scully commented.  She added, “Over the course of Bob’s career, he, in turn, has developed extensive knowledge in the areas of strategic planning, mergers and acquisitions (playing an instrumental role in Allfirst’s largest acquisition), SEC reporting and internal management reporting, and he is known for his ability to work collaboratively in a large executive management team. We expect his extensive experiences in both permanent and interim executive finance positions to serve us well at this time. This changing of the guard is part of the ongoing story of Howard Bank’s historical and projected growth as the bank is now slated to become the third largest Maryland based bank.”

About Howard Bancorp, Inc.
Howard Bancorp, Inc. is the parent company of Howard Bank, a Maryland-chartered trust company operating as a commercial bank. Headquartered in Baltimore, Maryland, Howard Bank operates a general commercial banking business with approximately $2.4 billion consolidated assets through its 15 branches located throughout the Greater Baltimore Metropolitan Area. Additional information about Howard Bancorp, Inc. and Howard Bank is available on the company’s web site at www.howardbank.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “expect,” “will,” “intend,” “plan,” “seek,” “believe,” “future,” “slated,” and similar references to future periods.  Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:  risks related to recruiting, hiring and retaining key employees; deterioration in economic, political or banking industry conditions; and other risk factors described in the Company’s SEC reports including but not limited to the risks described in the risk factors of the Company’s Annual Report on Form 10-K for the year ending December 31, 2018 and other filings with the SEC.  Any forward-looking statement speaks only as of the date on which it is made and the Company disclaims any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.